Exhibit 24

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each one of the undersigned directors of FEDERAL-MOGUL CORPORATION, a Michigan corporation, which is about to file with the Securities and Exchange Commission, Washington D.C. under the provisions of the Securities Exchange Act of 1934, as amended, the Corporation’s General Counsel John J. Gasparovic as his/her true and lawful attorney-in-fact, with full power to act and with full power of substitution, for him/her and in his/her name, place and stead, to sign such Report and any and all amendments thereto, and to file said Report and each Amendment so signed, with all Exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 24th day of February, 2006.

/s/ JOSÉ MARIA ALAPONT
José Maria Alapont
Chairman of the Board, President and Chief Executive Officer

/s/ JOHN J. FANNON	/s/ PAUL S. LEWIS
John J. Fannon	Paul S. Lewis
Director	Director

/s/ SHIRLEY D. PETERSON	/s/ JOHN C. POPE
Shirley D. Peterson	John C. Pope
Director	Director

/s/ GEOFFREY H. WHALEN
Geoffrey H. Whalen
Director